UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2011

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2011 (the “Effective Date”), Computer Sciences Corporation (the “Company”) announced that Michael W. Laphen has informed the Board of Directors of his plan to retire as Chairman, President and Chief Executive Officer.  Laphen will continue to serve in these roles until a successor is named and as further described below.

In connection with Mr. Laphen’s anticipated retirement, the Company and Mr. Laphen have entered into a Succession Agreement, effective October 18, 2011 (the “Succession Agreement”).  The Succession Agreement provides that Mr. Laphen will retire upon the commencement of employment of a successor chief executive officer of the Company, but no later than October 31, 2012 (the “Retirement Date”).  The retirement will be treated as a termination by the Company “without cause” for purposes of all contractual entitlements, including under the Amended and Restated Management Agreement between Mr. Laphen and the Company, effective December 10, 2010 (the “Management Agreement”).  The Succession Agreement confirms that Mr. Laphen will receive the following benefits, each of which is provided for under the existing terms of the Management Agreement:

•
earned base salary, annual bonus for a completed fiscal year, unreimbursed business expenses and benefits under the Company’s employee benefit plans (offset by any amounts Mr. Laphen owes the Company);

•
a pro-rated annual incentive award for the fiscal year of termination, based on the Company’s actual performance for the entire year and the number of calendar months during the fiscal year that CEO was employed, and paid when annual bonuses for that year are regularly paid;

•
a severance payment of two times the sum of (i) base salary plus (ii) target annual incentive award paid in equal installments over 24 months (estimated at $6.75 million based on fiscal 2012 compensation information);

•	COBRA premiums for 18 months following the Retirement Date.

Mr. Laphen will be also entitled to SERP and Excess Plan retirement benefits, computed as if he had reached age 62 at the time of his retirement, resulting in an estimated annuity for life of $81,000 per month (based on fiscal 2012 compensation information).   Mr. Laphen will reach age 62 in October 2012.

The Management Agreement will continue to remain in effect (except as otherwise provided under the Succession Agreement) except that Mr. Laphen has waived any right he may have to (i) receive any new grant of equity awards following the Effective Date, and (ii) resign for “good reason” (as such term is defined in the Management Agreement) based on (1) any announcement by the Company of his resignation, (2) the recruitment of a new chief executive officer, (3) not receiving new grants of equity awards following the Effective Date or (4) his resignation or removal as Chairman of the Board prior to his Retirement Date, upon the request of the Board following the Board’s determination that, as a matter of general corporate governance, the positions of Chief Executive Officer and Chairman of the Board be held by different individuals.

In addition, the Succession Agreement provides that the Compensation Committee of the Board of Directors will, as permitted by the terms of the equity-based awards, approve the termination of Mr. Laphen’s employment for the purposes of accelerating the vesting, upon the Retirement Date, of his outstanding unvested equity-based awards, but not including equity awards granted in 2011.  Equity awards granted in 2011, which have not vested in accordance with their terms on or before the Retirement Date, will be forfeited on the Retirement Date.  The two year post-termination exercise period for vested options provided under the Management Agreement will be extended, to five years (but not beyond the maximum remaining term of the option).  Vested performance-based restricted stock units will be paid at the end of their applicable three year performance period, assuming performance metrics are met.  Mr. Laphen will continue to participate until the Retirement Date in the Senior Management and Key Employee Severance Plan, on the same terms and conditions as are currently in effect.

Mr. Laphen agrees that following the Retirement Date, he will remain available to provide assistance to the Company in transitioning to a new chief executive officer, complete any pending projects, manage handoff of client relationships and provide such other advice, expertise or knowledge with respect to his duties as chief executive officer of the Company as may be reasonably requested by the Company from time to time.  In addition, Mr. Laphen agrees to provide assistance to the Company in connection with any audit, investigation or any other regulatory or judicial proceeding which involves matters within the scope of his duties and responsibilities during his employment.

Mr. Laphen will resign from the Board and any Board committees on which he serves, effective as of the Retirement Date. In addition, upon the request of the Board following the Board’s determination that, as a matter of general corporate governance, the positions of Chief Executive Officer and Chairman of the Board be held by different individuals,  Mr. Laphen will resign as Chairman of the Board prior to the Retirement Date.

The foregoing summaries of the Succession Agreement and the Management Agreement do not purport to be complete and are qualified in their entirety by reference to the Succession Agreement and the Management Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference and made a part hereof.

The Company’s press release dated October 18, 2011, concerning Mr. Laphen retirement is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are filed herewith:

Exhibit                                                                           Description

10.1	Succession Agreement, dated October 18, 2011, between the Company and Michael W. Laphen
10.2
Amended and Restated Management Agreement, effective December 10, 2010
 (incorporated by reference to Exhibit 10.19 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010)

99.1	Press Release dated October 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: October 18, 2011	By:	/s/William L. Deckelman, Jr.
William L. Deckelman, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit                                                                          Description

10.1	Succession Agreement, dated October 18, 2011, between the Company and Michael W. Laphen
10.2
Amended and Restated Management Agreement, effective December 10, 2010
 (incorporated by reference to Exhibit 10.19 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010)

99.1	Press Release dated October 18, 2011